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                                                               Exhibit 23.0

                                  [LETTERHEAD]



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 10, 1999, accompanying the financial statements incorporated by reference in the Annual Report of e-Net, Inc., on Form 10-KSB for the year ended March 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of e-Net, Inc., on Forms S-8 (File No. 333-59575, effective July 22, 1998 and File No. 333-72923, effective February 25, 1999).




/s/Grant Thornton LLP
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Vienna, Virginia
June 25, 1999